EXHIBIT 23.5

                         CONSENT OF MR. HARRIS K. HERMAN



     The undersigned hereby consents to the inclusion in the Joint Proxy-Statement/Prospectus forming part of this Registration Statement on Form S-4 of his opinion dated May 7, 1996 to the Board of Directors of Frost Hanna Mergers Group, Inc., attached as Appendix D to such Joint Proxy
Statement/Prospectus and to any references to the undersigned and to such opinion therein.



June 19, 1996


                                /S/ HARRIS K. HERMAN
                                ---------------------------
                                Harris K. Herman